Exhibit 10.3

                               AMENDMENT AGREEMENT

            This Amendment Agreement is entered into as of the 31st day of December, between AQUIS COMMUNICATIONS, INC., a Delaware corporation formerly known as BAP Acquisition Corporation ("Debtor") and BELL ATLANTIC PAGING, INC., a Delaware corporation ("Secured Party").

                                R E C I T A L S:

            A. Reference is made to that certain Security Agreement dated as of December 31, 1998 (the "Security Agreement") between Debtor and Secured Party.

            B. Reference is made to that certain Loan Agreement dated as of December 31, 1998 ("Loan Agreement") between Debtor and FINOVA CAPITAL CORPORATION, a Delaware corporation, in its individual capacity and as agent for all Lenders.

            C. There is a discrepancy between the Loan Agreement and the Security Agreement regarding notice to be given by Borrower before moving certain collateral. The parties hereto wish to amend the Security Agreement to remove the discrepancy.

            NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt of sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Security Agreement. Section 3.2 of the Security Agreement is hereby deleted in its entirety and replaced with the following:

                  "3.2 Places of Business. There is listed on Exhibit A hereto the location of the chief executive office of Debtor, all of the other places of business of Debtor and all locations where the Tangible Collateral and the books and records of Debtor are kept. Debtor shall not change the location of (i) Debtor's (A) chief executive office or (B) books and records or (ii) any Tangible Collateral, in each case without first giving Secured Party notice of such change not later than ten (10) days after such change and having taken any and all action reasonably requested by Secured Party to maintain and preserve the Lien in favor of Secured Party hereby granted free and clear of any Lien whatsoever except for Permitted Liens."

            2. Miscellaneous. This Amendment Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Except as otherwise provided herein, this Amendment Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and permitted assigns.

            3. Security Agreement in Effect. Except as specifically amended by this Amendment Agreement, the Security Agreement shall remain in full force and effect.

            4. Governing Law. This Amendment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to the choice of law doctrine of such State.

            IN WITNESS WHEREOF, the parties enter into this Amendment Agreement as of the date first above written.

                                    AQUIS COMMUNICATIONS, INC.

                                    By: /s/ John X. Adiletta
                                       --------------------------
                                       John X. Adiletta
                                       President


                                    BELL ATLANTIC PAGING, INC.

                                    By: /s/ Robert M. Belascio
                                       --------------------------
                                       Name: Robert M. Belascio
                                       Title: President


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